Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                      ----

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                      -----

                           Payment Data Systems, Inc.
             (Exact name of Registrant as specified in its charter)

                 Nevada                                     98-0190072
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

                           12500 San Pedro, Suite 120
                              San Antonio, TX 78216
                    (Address of principal executive offices)

                                      -----

           AMENDED AND RESTATED 1999 EMPLOYEE COMPREHENSIVE STOCK PLAN
                            (Full title of the Plan)

                                      -----

                                Timothy N. Tuggey
                           Loeffler Jonas & Tuggey LLP
                           755 E. Mulberry, Suite 200
                            San Antonio, Texas 78212
                                 (210) 354-4300
                            (Name, address, telephone
               number, including area code, of agent for service)

                                      -----

                                            CALCULATION OF REGISTRATION FEE
======================================================================================================================

Title of Securities to be   Amount to be Registered    Proposed Maximum         Maximum         Amount of Registration
        Registered                                    Offering Price Per       Aggregate               Fee (3)
                                                           Share (2)       Offering Price (2)
----------------------------------------------------------------------------------------------------------------------
   Common Stock, Par
      Value $.001                    N/A (1)                  N/A                  N/A                 N/A (4)
======================================================================================================================

(1) This registration statement also relates to such indeterminate number of additional shares as may be issuable pursuant to the anti-dilution provisions of the Registrant's Amended and Restated 1999 Employee

     Comprehensive Stock Plan.

(2) Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

(3) Fee amount paid upon initial filing of Registration Statements on February 23, 2000 (Commission File No. 333-30962) and February 11, 2002 (Commission File No. 333-82530).

(4) No additional fee is payable because no additional shares are being registered pursuant to this post effective amendment No. 1.

                                EXPLANATORY NOTE

        Registration Statements 333-30962 and 333-82530, filed with the Securities and Exchange Commission on February 23, 2000 and February 11, 2002, respectively, covered, in aggregate, 5,000,000 shares under the Registrant's 1999 Employee Comprehensive Stock Plan (the "Plan"). On December 29, 2003, the Plan was amended and restated by the Registrant's Board of Directors to add provisions 1) allowing for stock awards to be made to consultants as provided in Rule 405 promulgated under the Securities Act of 1933, as amended from time to time, or other applicable law, 2) increasing the amount of shares of Common Stock of the Company exercisable per fiscal year from stock options, whether Incentive Stock Options or nonqualified stock options, from 350,000 to 500,000, and 3) removing minimum holding periods on "Restricted Stock" (as such term is defined in the Plan). We are filing this Post-Effective Amendment to the Registration Statement to amended and restated 1999 Employee Comprehensive Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents and reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) Annual Report of the Registrant on Form 10-K for the year ended December 31, 2002, Commission File No. 000-30152.

     (b) Quarterly Reports of the Registrant on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003, Commission File No. 000-30152.

     (c) The description of the Registrant's Common Stock contained in the Registration Statement (Commission File No. 001-15093) filed under
         Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities

        The Registrant's common stock is registered pursuant to Section 12 of the Exchange Act, as amended, and, therefore, the description of the securities is omitted.

Item 5. Interests of Named Experts and Counsel

        None.

Item 6. Indemnification of Directors and Officers

        Nevada law generally sets forth the powers of the Registrant to indemnify officers, directors, employees, and agents. The Articles of Incorporation for the Registrant provide as follows:

               No director or officer shall have any personal liability to the corporation or its stockholders for the damages for breach of fiduciary duty as a director or officer, except that this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

        Except to the extent herein above set forth, there is no charter provision, bylaw, contract, arrangement, or statute pursuant to which any director or officer of the Registrant is indemnified in any manner against any liability that he may incur in his capacity as such.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        Except as noted below, the following Exhibits are filed herewith and made a part hereof:

        Exhibit   Description of Document
        -------   -----------------------

         4        Amended and Restated 1999 Employee Comprehensive Stock Plan

         5        Opinion of Loeffler Jonas & Tuggey LLP

        23.1      Consent of Loeffler Jonas & Tuggey LLP (included in Exhibit 5)

        23.2      Consent of Independent Accountants

        24        Power of Attorney

Item 9. Undertakings

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) For the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 8th day of January, 2004.

                                   Payment Data Systems, Inc.

                                   By:    /s/ Michael R. Long
                                          -------------------
                                          Chairman of the Board, Chief Executive
                                          Officer, and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the dates indicated:

Signatures                 Titles                                           Date

/s/  Michael R. Long       Chairman  of the Board,  Chief
--------------------       Executive  Officer, Chief Financial Officer,     January 8, 2004
Michael R. Long *          and Director

/s/  Louis A. Hoch         President, Chief Operating Officer,
------------------         and Director                                     January 8, 2004
Louis A. Hoch *

/s/  Peter G. Kirby        Director
-------------------
Peter G. Kirby, Ph.D.*                                                      January 8, 2004

Michael R. Long, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Registration Statement on behalf of the directors and officers of Payment Data Systems, Inc. indicated above by asterisk (constituting a majority of the directors) pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.

By:   /s/ Michael R. Long
      -------------------
      Michael R. Long, as attorney-in-fact

                                  EXHIBIT INDEX

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Exhibit Number    Exhibit
--------------------------------------------------------------------------------

      4           Amended and Restated 1999 Employee Comprehensive Stock Plan

      5           Opinion of Loeffler Jonas & Tuggey LLP

      23.1        Consent of Loeffler Jonas & Tuggey LLP (included in Exhibit 5)

      23.2        Consent of Independent Accountants

      24          Power of Attorney